UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2005 (September 26, 2005)

OMNI ENERGY SERVICES CORP.

(Exact name of registrant as specified in its charter)

LOUISIANA	0-23383	72-1395273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 NE Interstate 49

Carencro, Louisiana 70520

(Address of principal executive offices) (Zip Code)

(337) 896-6664

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 26, 2005, OMNI Energy Services Corp. (“OMNI”) issued a press release announcing that its environmental unit, Trussco, Inc., has been engaged to assist in the cleaning of the New Orleans Arena and the New Orleans Superdome under contracts issued by the Federal Emergency Management Agency (FEMA) to a third party prime contractor. Work on the New Orleans Arena will commence immediately to be followed with work on the New Orleans Superdome. Additionally, OMNI announced that its seismic drilling division has been working under contract to furnish specialized transition zone marine equipment and personnel to assist authorities in the retrieval of deceased persons in the Orleans Parish area.

The press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

	(c)	Exhibits

		99.1	Press release dated September 26, 2005 regarding OMNI’s work related to Hurricane Katrina clean-up in New Orleans, Louisiana

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNI ENERGY SERVICES CORP.

Dated: September 30, 2005

	By:	/s/ G. Darcy Klug
G. Darcy Klug
Executive Vice President